UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2026, Starbucks Corporation (the “Company”) designated Val Bauduin, 50, as the Company’s principal accounting officer. Mr. Bauduin continues to serve as senior vice president, Corporate Finance and Development, and continues to report to Cathy Smith, executive vice president, chief financial officer. Ms. Smith continues as the Company’s principal financial officer, with principal accounting officer responsibility transferring from her to Mr. Bauduin.

Mr. Bauduin joined Starbucks in 2024 as senior vice president, Corporate Finance, before transitioning to senior vice president, North America Finance in 2025. In 2026, he was appointed as senior vice president of Corporate Finance and Development. Mr. Bauduin also served as interim chief financial officer of the Company during March 2025. From 2014 to 2024, Mr. Bauduin held various leadership roles at Marriott International, including serving as controller and chief accounting officer, and then as CFO of consumer operations, technology, and emerging businesses.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Bauduin and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Bauduin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

No changes to Mr. Bauduin’s compensation were implemented in connection with his designation as principal accounting officer, and Mr. Bauduin will continue to participate in the Company’s existing compensation and benefit programs applicable to similarly situated officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	June 12, 2026
		By:	/s/ Joshua C. Gaul
Joshua C. Gaul
vice president, assistant general counsel and corporate secretary